Exhibit 10.1

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
(INCREMENTAL REVOLVING FACILITY COMMITMENT)

This AMENDMENT NO.1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of June 21, 2022 and entered into by and among J & J SNACK FOODS CORP., a Delaware corporation (“J&J”), the other Borrowers identified on the signature pages hereto (jointly and severally with J&J, the “Borrowers” and each a “Borrower”), the lenders party hereto (the “Lenders”) and CITIZENS BANK, N.A., in its capacity as Administrative Agent (the “Agent”), and is made with reference to that certain Second Amended and Restated Credit Agreement dated as of December 16, 2021 (as amended, restated, supplemented, extended, or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrowers, the lenders party thereto and the Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, pursuant to Section 2.1(b) of the Credit Agreement, the parties hereto are entering into this Amendment to increase the Commitments as described herein (the “Incremental Commitment”);

WHEREAS, each Lender party hereto wishes to provide an increased Commitment for the Revolving Facility; and

WHEREAS, the Agent and Lenders are willing to agree to amend the Credit Agreement in the manner provided herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto, intending to be legally bound, agree as follows:

Section 1.    Commitments. Subject to the terms and conditions hereof and Section 2.1(b) of the Credit Agreement, each Lender severally agrees that, as of the Facility Effective Date (as defined herein), its Commitment is in the amount set forth opposite its name on Schedule 2.1 hereto. The aggregate amount of the Incremental Commitment provided pursuant hereto is $175,000,000. The Incremental Commitments to be made pursuant hereto shall be effective on the Facility Effective Date. Schedule 2.1 hereto reflects each Lender’s Commitment as of the Facility Effective Date.

Section 2.    Amendment to Credit Agreement.

(a)    The reference to “Section 7.16” in (x) the definition of “Permitted Acquisitions” in Section 1.1 of the Credit Agreement, (y) Section 7.3 of the Credit Agreement and (z) Exhibit C to the Credit Agreement is hereby deleted and replaced with “Section 6.9”.

(b)    Section 2.1(b) of the Credit Agreement is hereby deleted and replaced with the following new Section 2.1(b):

(b)         Increase to Commitments. The Borrowers shall have the right, at any time and from time to time (but not to exceed one (1) increase) prior to the Maturity Date to increase the Commitments to an amount not to exceed in the aggregate the greater of (y) $225,000,000 or (z) $50,000,000 plus the Consolidated EBITDA of the Borrowers, provided, that (i) the Parent provides to Administrative Agent thirty days prior written notice of the exercise of each such option, (ii) no Event of Default or Default has occurred and/or is continuing as of the date of such increase, (iii) the Borrowers shall be in in Pro Forma Compliance with the Financial Covenants prior to and immediately after giving effect to the increase of the Commitments; (iv) the Borrowers shall have received Commitments from one or more of the existing Lenders and, if necessary, one or more new lenders for such increase (with any new lender to be reasonably acceptable to the Administrative Agent and the Borrowers), and (v) the Administrative Agent shall have received a satisfactory legal opinion of counsel to the Borrowers and such agreements, amendments, and other documentation executed by the Borrowers and the Lenders as the Administrative Agent determines necessary in its sole discretion to effectuate such increase. Each Lender shall have the right, but not the obligation, to commit to provide its ratable share of any such proposed increase to the Commitments. Except as otherwise specifically set forth herein, all of the other terms and conditions applicable to such Commitment increases shall be identical to the terms and conditions applicable to the Commitments hereunder, and such increases shall be considered part of the Commitments.

(c)    Schedule 2.1 to the Credit Agreement is hereby amended and restated in its entirety and replaced with Schedule 2.1 attached hereto.

(d)    The Credit Agreement and certain other Loan Documents erroneously have “J & J Snack Foods Corp./MIA” and “Country Home Bakers, Inc.” as signatories to them. Those Loan Documents should have been executed by Country Home Bakers, L.L.C. and J & J Snack Foods Corp/MIA. By their execution of this Amendment, such errors are corrected and Country Home Bakers, L.L.C. and J & J Snack Foods Corp/MIA acknowledge and agree that they are parties to such Loan Documents with the same force and effect as if they had been original signatories to such Loan Documents.

Section 3.    Waiver. At the request of and as an accommodation to Borrowers, Agent and Lenders have waived the requirement for a Material Subsidiary to become a Borrower for Dippin’ Dots Franchising, L.L.C., an Oklahoma limited liability company, Doc Popcorn, L.L.C., an Oklahoma limited liability company, and Doc Popcorn Franchising, L.L.C., an Oklahoma limited liability company (each a “Waived Material Subsidiary”); provided, however, Parent shall cause any Waived Material Subsidiary to become a Borrower to the extent necessary to satisfy clause (b) of the definition of “Material Subsidiary” and Agent may and, at the request of the Required Lenders, shall require any Waived Material Subsidiary to become a Borrower if such Waived Material Subsidiary acquires additional Intellectual Property which is material to the business of any Borrower or if the Intellectual Property owned by such Waived Material Subsidiary on the Facility Effective Date becomes material to the business of any Borrower, in each instance, as determined by Agent or the Required Lenders, as applicable. This waiver is limited to the express provisions of this Section 3 and shall not require or be construed to require the Agent or any Lender to grant any other waiver.

Section 4.    Conditions to Effectiveness. This Amendment shall become effective upon the date each of the following conditions precedent are satisfied (the “Facility Effective Date”):

(a)    Agent shall have received a counterpart of this Amendment signed on behalf of each party hereto;

(b)    Agent shall have received documentation evidencing to Agent’s satisfaction that the Borrower shall be in Pro Forma Compliance with the Financial Covenants prior to and immediately after giving effect to the Incremental Commitment;

(c)    Agent shall have received a favorable written opinion (addressed to the Agent and the Lenders and dated as of the Facility Effective Date) of counsel to the Borrowers, covering such matters relating to the Borrowers and this Amendment as the Agent may request, in form and substance reasonably acceptable to Agent and its counsel;

(d)    Agent shall have received such other documents and certificates as the Agent or its counsel may reasonably request relating to the Borrowers and this Amendment as Agent may request, all in form and substance satisfactory to the Agent and its counsel, including the items described in a summary manner on Exhibit A attached hereto and incorporated herein; and

(e)    on the Facility Effective Date, the Borrowers shall pay to the Agent, for the account of each Lender in accordance with its Applicable Percentage, a closing fee equal to $225,000.

Section 5.    Representations and Warranties. In order to induce the Agent and Lenders to enter into this Amendment, the Borrowers hereto represent and warrant to Agent and each Lender that as of the date hereof and after giving effect to the making of Incremental Commitment and the application of the proceeds thereof: (i) the representations and warranties of each Borrower set forth in each of the Loan Documents to which it is a party, are true and correct in all material respects (or, in the case of any representation and warranty qualified by materiality, in all respects) on and as of the date hereof, except for such representations and warranties that by their terms relate specifically to another date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, or, in the case of any representation and warranty qualified by materiality, in all respects as of such earlier date) and (ii) no Default or Event of Default exists or would result from the effectiveness of the Incremental Commitment.

Section 6.    Effect of Amendment. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the other Loan Documents except as expressly modified and superseded by this Amendment, and the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrowers party hereto, the Agent, and the Lenders party hereto agree that the Credit Agreement as modified and supplemented hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Any and all agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as modified and supplemented hereby, are hereby amended so that any reference in such documents to such agreement shall mean a reference to such agreement as modified and supplemented hereby.

Section 7.    Release. Effective on the Facility Effective Date, each Borrower, for itself and on behalf of its Subsidiaries, its successors, assigns, and officers, directors, employees, agents and attorneys, and any Person acting for or on behalf of, or claiming through it (each such party a “Releasing Party” and collectively, the “Releasing Parties”), hereby waives, releases, remises and forever discharges each Lender and Agent (each, a “Credit Party” and collectively, the “Credit Parties”), each of their respective Affiliates, and each of their respective successors in title, past, present and future officers, directors, employees, limited partners, general partners, investors, attorneys, assigns, subsidiaries, shareholders, trustees, agents and other professionals and all other Persons to whom any Credit Party would be liable if such Persons were found to be liable to the Borrowers (each a “Releasee” and collectively, the “Releasees”), from any and all claims, suits, liens, lawsuits, adverse consequences, amounts paid in settlement, debts, deficiencies, diminution in value, disbursements, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses of any kind or character, whether based in equity, law, contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, whether known or unknown, fixed or contingent, direct, indirect, or derivative, asserted or unasserted, matured or unmatured, foreseen or unforeseen, past or present, liquidated or unliquidated, suspected or unsuspected, which the Borrower ever had or now has, or might hereafter have against any such Releasee which relates, directly or indirectly to this Amendment, the Credit Agreement, the Loan Documents or the Obligations or any matter related thereto, or to any acts or omissions of any such Releasee with respect to this Amendment, the Credit Agreement, the Loan Documents or the Obligations or any matter related thereto, or to the lender-borrower, lender-guarantor or debtor-creditor relationship evidenced by the Credit Agreement or any of the Loan Documents, in each case, arising from the beginning of time to and including the Facility Effective Date, except for the duties and obligations set forth in this Amendment (each a “Claim” and collectively, the “Claims”). As to each and every Claim released hereunder, each Borrower hereby represents on its own behalf and on the behalf of its Subsidiaries that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of each provision of applicable federal or state law, if any, pertaining to general releases. Each Borrower on behalf of itself and on behalf of its Subsidiaries acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such Claims and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts. This release shall be and remain in full force and effect notwithstanding the discovery by any Borrower after the date hereof (i) of any new or additional Claim against any Releasee, (ii) of any new or additional facts in any way relating to this release, (iii) that any fact relied upon by it was incorrect, or (iv) that any representation or warranty made by any Releasee was untrue or that any Releasee concealed any fact, circumstance or claim relevant to Borrowers’ execution of this release. Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. The provisions of this Section 7 shall survive the termination of this Amendment, the Credit Agreement and the Loan Documents and the payment in full of the Obligations. Each Borrower on its own behalf and on the behalf of its Subsidiaries acknowledges that the foregoing release is a material inducement to each of the Credit Parties and their decision to enter into this Amendment.

Section 8.    Applicable Law. This Amendment and any claims, controversy or dispute arising out of or relating to this Amendment shall be governed by, and shall be construed in accordance with the law of the Commonwealth of Pennsylvania.

Section 9.    Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and on telecopy or other electronically reproduced counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page to this Amendment by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 10.    Costs and Expenses. The Borrowers agrees to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent.

Section 11.    Entire Agreement. This Amendment embodies the final, entire agreement among the parties relating to the subject matter hereof and supersedes any and all previous commitments, agreements, representations and understandings, whether oral or written, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

PARENT BORROWER:

J & J SNACK FOODS CORP.

By:	/s/ Ken Plunk
Ken Plunk
Chief Financial Officer

SUBSIDIARY BORROWERS:

BAKERS BEST SNACK FOODS CORP.
THE ICEE COMPANY
J & J SNACK FOODS SALES CORP.
J & J SNACK FOODS TRANSPORT CORP.
J & J SNACK FOODS CORP. OF CALIFORNIA
J & J SNACK FOODS INVESTMENT CORP.
J & J SNACK FOODS CORP/MIA
COUNTRY HOME BAKERS, L.L.C.
PRETZELS, INC.
FEDERAL PRETZEL BAKING COMPANY, L.L.C.
ICEE OF HAWAII, INC.
DADDY RAY’S, INC.
J & J SNACK FOODS HANDHELDS CORP.
NEW YORK PRETZEL, LLC
SWIRL HOLDINGS CORPORATION
PHILLY’S FAMOUS WATER ICE, INC.
HILL & VALLEY, INC.
DD ACQUISITION HOLDINGS, LLC
DIPPIN’ DOTS HOLDING, L.L.C.
DIPPIN’ DOTS, L.L.C.

By:	/s/ Ken Plunk
Ken Plunk
Chief Financial Officer of each of the
above Subsidiary Borrowers

AGENT:

CITIZENS BANK, N.A., as Agent

By:	/s/ Pamela L. Hansen
Pamela L. Hansen
Senior Vice President

LENDERS:

CITIZENS BANK, N.A.,
as Lender

By:	/s/ Pamela L. Hansen
Pamela L. Hansen
Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Lender

By:	/s/ Johnny Seng
Johnny Seng
Vice President

Amendment No. 1

SCHEDULE 2.1

COMMITMENTS

Lenders	Commitments
Citizens Bank, N.A.	$112,500,000.00
Wells Fargo Bank, National Association	$112,500,000.00
TOTAL:	$225,000,000.00